As Filed with the Securities and Exchange Commission on May 11, 2017.

REGISTRATION NO. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________________

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-0633559 (I.R.S. Employer Identification No.)

One Lacey Place, Southport, Connecticut (Address of Principal Executive Offices)	06890 (Zip Code)

The Sturm, Ruger & Company, Inc. 2017 Stock Incentive Plan

(Full Title of Plan)

Thomas A. Dineen

Sturm, Ruger & Company, Inc.

One Lacey Place

Southport, Connecticut 06890

(Name and Address of Agent for Service)

(203) 259-7843

(Telephone number, including area code, of agent for service)

_____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $1.00 per share	750,000	$58.80	$44,100,000	$5,111.19

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Sturm, Ruger & Company, Inc. 2017 Stock Incentive Plan (the “Plan”) described herein.

(2) Estimated maximum aggregate number of shares of common stock of Sturm, Ruger & Company, Inc. (“Registrant”) available for issuance under the Plan. Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover an additional indeterminate number of shares of common stock of the Registrant as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar transaction without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(3) Estimated solely for the purpose of calculating the registration fee and are based on the average of high and low prices of the common stock of the Registrant on the New York Stock Exchange on May 4, 2017, in accordance with Rule 457(c) and (h) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the Commission”), are incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 22, 2017;

2.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2017, filed with the Commission on May 8, 2017;

3.	The Registrant’s Current Reports on Form 8-K filed on January 4, 2017, February 22, 2017 (other than information furnished pursuant to Item 2.02 of such Current Report on Form 8-K and the related Exhibit 99.1 referred to therein), April 4, 2017, May 8, 2017 (other than information furnished pursuant to Item 2.02 of such Current Report on Form 8-K and the related Exhibit 99.1 referred to therein) and May 9, 2017; and

4.	The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A, filed with the Commission on May 25, 1990, including any amendments or reports filed for the purposes of updating this description.

In addition to the foregoing, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein), prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors, officers, employees and other individuals against expenses, judgments, fines and amounts paid in settlement in connection with specified actions, proceedings or suits (other than “derivative actions” brought by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. The DGCL also allows for the indemnification of such persons in derivative actions under certain circumstances. The Registrant’s certificate of incorporation and bylaws obligate the Registrant to indemnify the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL and other applicable law. In addition, each indemnitee also has the right to be paid by the Registrant for the expenses incurred (including attorney’s fees) in connection with any action, proceeding or suit in advance of the final disposition of such action, proceeding or suit upon delivery to the Registrant of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified by the Registrant or authorized by law. The Registrant maintains liability insurance for the benefit of its officers and directors (subject to certain exclusions and limitations) against certain liabilities. The Registrant has also entered into individual indemnification agreements with its directors.

The above discussion of the DGCL and of the Registrant’s certificate of incorporation and bylaws is not intended to be exhaustive and is qualified in its entirety by such statute, certificate of incorporation and bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For a full list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item 8 by reference.

Item 9. Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Registration Statement; and

(iii)                   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southport, State of Connecticut on May 11, 2017.

STURM, RUGER & COMPANY, INC.

By:	/s/ Thomas A. Dineen
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer, Principal Accounting
Officer, Vice President, Treasurer and Chief
Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Dineen and Kevin B. Reid, Sr., and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher J. Killoy	Chief Executive Officer and Director	May 11, 2017
Christopher J. Killoy	(Principal Executive Officer)

/s/ Thomas A. Dineen	Vice President,	May 11, 2017
Thomas A Dineen	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ John A. Cosentino, Jr.	Director	May 11, 2017
John A. Cosentino, Jr.

/s/ Michael O. Fifer	Director	May 11, 2017
Michael O. Fifer

/s/ Sandra S. Froman	Director	May 11, 2017
Sandra S. Froman

/s/ C. Michael Jacobi	Director	May 11, 2017
C. Michael Jacobi

/s/ Terrence G. O’Connor	Director	May 11, 2017
Terrence G. O’Connor

/s/ Amir P. Rosenthal	Director	May 11, 2017
Amir P. Rosenthal

/s/ Ronald C. Whitaker	Director	May 11, 2017
Ronald C. Whitaker

/s/ Phillip C. Widman	Director	May 11, 2017
Phillip C. Widman

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibits 4.1 and 4.2 to the Form S-3 Registration Statement previously filed by the Registrant at File No. 33-62702).
4.2	Amended and Restated By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Form 8-K previously filed by the Registrant on May 9, 2017).

5.1	Opinion of Patterson Belknap Webb & Tyler LLP

23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2	Consent of Patterson Belknap Webb & Tyler LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)

99.1	The Sturm, Ruger & Company, Inc. 2017 Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 27, 2017)